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                                                                   EXHIBIT 99.3

                         CONSENT TO ELECT AS DIRECTOR

                                      OF

                              MLC HOLDINGS, INC.



        I, Carl J. Rickersten, hereby consent to my election as Director of MLC Holdings, Inc. effective upon the closing of its initial public offering. I further consent to the inclusion in the company's registration statement on Form S-1 of my name as a future director of the company.


                                        /s/ CARL J. RICKERSTEN
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Date                                    CARL J. RICKERSTEN